UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2006

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 7, 2006, Northrim BanCorp, Inc. filed a Form 8-K disclosing the election of David G. Wight to the Board of Directors of Northrim BanCorp, Inc. and its wholly owned subsidiary, Northrim Bank. At that time, Mr. Wight had not yet been appointed to serve on any of the Company's or Bank's committees.

Effective close of business March 1, 2007 and as approved by the Audit Committee and the Board of Directors of the Company and the Bank, Mr. Wight was appointed as a member of the Audit Committee to fill the vacancy created by the resignation from the Audit Committee, regretfully accepted, of Mr. Anthony Drabek, effective close of business March 1, 2007. Mr. Wight does not have any related transactions or relationships with the Company or the Bank at this time.

Mr. Drabek, who has served as a director of the Bank since 1991 and the Company since it's formation will continue to serve as a director of the Company and the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

March 7, 2007	By:	R. Marc Langland

Name: R. Marc Langland
Title: Chairman, President & CEO